EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On January 12, 2012 (the "Acquisition Date"), pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of November 22, 2011 (the "Merger Agreement") among Acacia Research Group LLC ("ARG"), a Texas limited liability company and wholly-owned subsidiary of Acacia Research Corporation ("Acacia"), Apollo Patent Corp., a Delaware corporation and a newly-formed, wholly-owned subsidiary of ARG (“Merger Sub”), ADAPTIX, Inc., a Delaware corporation (“ADAPTIX”), and Baker Communications Fund II (QP), L.P. solely in its capacity as shareholder representative, ARG completed its acquisition of ADAPTIX, which held no material assets other than its portfolio of patents and $10 million in cash, through the merger of Merger Sub with and into ADAPTIX, with ADAPTIX as the surviving corporation (the “Merger”). Upon completion of the Merger, the separate corporate existence of Merger Sub ceased and ADAPTIX became a wholly-owned subsidiary of ARG.

The consideration paid by ARG in connection with the Merger, totaled approximately $160,000,000, paid in cash.

The following unaudited pro forma combined financial information gives effect to the Merger. The pro forma adjustments reflecting the completion of the Merger are based upon the acquisition method of accounting in accordance with U.S. generally accepted accounting principles ("GAAP"), and upon the assumptions set forth in the notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined balance sheet as of September 30, 2011, gives effect to the Merger as if it had taken place on September 30, 2011. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010, reflect the Merger as if it had taken place on January 1, 2010.

The unaudited pro forma combined financial information, and the accompanying notes, should be read in conjunction with the historical financial statements of Acacia, (1) as of and for the year ended December 31, 2010, including the notes thereto, which are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011, as amended on March 24, 2011 and, (2) as of and for the nine months ended September 30, 2011, including the notes thereto, which are included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 28, 2011, as amended on March 9, 2012. The unaudited pro forma combined financial information, and the accompanying notes, should also be read in conjunction with the historical financial statements of ADAPTIX as of and for the years ended December 31, 2010, and 2009, including the notes thereto, included elsewhere herein.

The estimated acquisition consideration and estimated fair value of assets acquired and liabilities assumed in Note 2 and the preliminary pro forma adjustments in Note 3, are based upon preliminary estimates and currently available information. Final acquisition accounting adjustments may differ from the preliminary pro forma adjustments presented herein.

The unaudited pro forma combined balance sheet and statements of operations are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed date or for the periods presented, or which may be obtained in the future.

ACACIA RESEARCH CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 2011
(In thousands, except share and per share information)

	Acacia Research Corporation	ADAPTIX	Preliminary Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$317,177	$49	$(150,000)	(A),(C)	$167,177
			(49)	(B)
Accounts receivable	32,560	—			32,560
Prepaid expenses and other current assets	927	21	(21)	(B)	927
Total current assets	350,664	70	(150,070)		200,664
Property and equipment, net	232	3	(3)		232
Patents, net of accumulated amortization	14,665	—	150,000	(C)	164,665
Goodwill	—	—	35,152	(E),(C)	35,152
Investments and other assets - noncurrent	2,423	—			2,423
	$367,984	$73	$35,079		$403,136
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,201	$232	$(232)	(B)	$7,401
			200	(D)
Deferred tax liability			35,152	(E),(C)	35,152
Royalties and contingent legal fees payable	37,050	—			37,050
Convertible notes payable and accrued interest	—	24,368	(24,368)	(B.1)	—
Total current liabilities	44,251	24,600	10,752		79,603
Other liabilities	608	10	(10)	(B)	608
Total liabilities	44,859	24,610	10,742		80,211
Commitments and contingencies (Note 12)
Stockholders' equity:
Series A Convertible Preferred Stock - ADAPTIX	—	54,577	(54,577)	(C.1)	—
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 42,873,001 shares issued and outstanding as of September 30, 2011	43	—			43
Additional paid-in capital	384,283	43	(43)	(C.1)	384,283
Accumulated other comprehensive income	(1,913)	105	(105)	(C.1)	(1,913)
Accumulated deficit	(60,896)	(79,262)	79,262	(C.1)	(61,096)
			(200)	(D)
Total stockholders' equity	321,517	(79,114)	78,914		321,317
Noncontrolling interests in operating subsidiaries	1,608	—			1,608
Total stockholders' equity	323,125	(24,537)	24,337		322,925
	$367,984	$73	$35,079		$403,136

See accompanying notes to unaudited pro forma combined financial information.

ACACIA RESEARCH CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(In thousands, except share and per share information)

	Acacia Research Corporation	ADAPTIX	Preliminary Pro Forma Adjustments		Pro Forma Combined

Revenues	$131,829	$1,000			$132,829
Operating costs and expenses:
Cost of revenues:
Inventor royalties	25,292	—			25,292
Contingent legal fees	19,906	—			19,906
Litigation and licensing expenses - patents	13,891	—			13,891
Amortization of patents	6,931	—	15,000	(1)	21,931
Marketing, general and administrative expenses	25,067	1,684	200	(2)	26,951
Research, consulting and other expenses - business development	2,121	—			2,121

Total operating costs and expenses	93,208	1,684	15,200		110,092

Operating income (loss)	38,621	(684)	(15,200)		22,737

Other income (expense):
Interest income (expense)	135	(2,347)	2,347	(3)	135

Total other income	135	(2,347)	2,347		135

Income (loss) before provision for income taxes	38,756	(3,031)	(12,853)		22,872

Provision for income taxes	(1,740)	—	3,515	(5)	1,775

Net income (loss) including noncontrolling interests in operating subsidiaries	37,016	(3,031)	(9,338)		24,647

Net income attributable to noncontrolling interests in operating subsidiaries	(2,965)	—			(2,965)

Net income (loss) attributable to Acacia Research Corporation	$34,051	$(3,031)	(9,338)		21,682

Net income (loss) per common share attributable to Acacia Research Corporation:
Basic income (loss) per share	$1.05		$(1.78)		$0.58
Diluted income (loss) per share	$0.97		$(1.78)		$0.54

Weighted-average shares:
Weighted average shares outstanding, basic	32,306,322		5,250,000	(4)	37,556,322
Weighted average shares outstanding, diluted	35,081,611		5,250,000		40,331,611

See accompanying notes to unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2011
(In thousands, except share and per share information)

	Acacia Research Corporation	ADAPTIX	Preliminary Pro Forma Adjustments		Pro Forma Combined

Revenues	$151,461	$—			$151,461
Operating costs and expenses:
Cost of revenues:
Inventor royalties	37,269	—			37,269
Contingent legal fees	34,734	—			34,734
Litigation and licensing expenses - patents	10,800	—			10,800
Amortization of patents	8,318	—	11,250	(1)	19,568
Verdict insurance proceeds	(12,451)	—			(12,451)
Verdict insurance proceeds related costs	7,661	—			7,661
Marketing, general and administrative expenses	27,031	1,450			28,481
Research, consulting and other expenses - business development	2,893	—			2,893

Total operating costs and expenses	116,255	1,450	11,250		128,955

Operating income (loss)	35,206	(1,450)	(11,250)		22,506

Interest income (expense) and investment income	78	(1,916)	1,916	(3)	78

Income (loss) before provision for income taxes	35,284	(3,366)	(9,334)		22,584

Provision for income taxes	(9,343)	—	2,636	(5)	(6,707)

Net income (loss) including noncontrolling interests in operating subsidiaries	25,941	(3,366)	(6,698)		15,877

Net income attributable to noncontrolling interests in operating subsidiaries	(646)	—			(646)

Net income (loss) attributable to Acacia Research Corporation	$25,295	$(3,366)	$(6,698)		$15,231

Net income (loss) per common share attributable to Acacia Research Corporation:
Basic income (loss) per share	$0.65				$0.39
Diluted income (loss) per share	$0.62				$0.37

Weighted-average shares:
Weighted average shares outstanding, basic	39,178,952				39,178,952
Weighted average shares outstanding, diluted	40,733,813				40,733,813

See accompanying notes to unaudited pro forma combined financial information.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(TABULAR DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.    Description of Transaction and Basis of Presentation

On January 12, 2012 (the "Acquisition Date"), pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of November 22, 2011 (the "Merger Agreement") among Acacia Research Group LLC ("ARG"), a Texas limited liability company and wholly-owned subsidiary of Acacia Research Corporation ("Acacia"), Apollo Patent Corp., a Delaware corporation and a newly-formed, wholly-owned subsidiary of ARG (“Merger Sub”), ADAPTIX, Inc., a Delaware corporation (“ADAPTIX”), and Baker Communications Fund II (QP), L.P. solely in its capacity as shareholder representative, ARG completed its acquisition of ADAPTIX, which held no material assets other than its portfolio of patents and $10 million in cash, through the merger of Merger Sub with and into ADAPTIX, with ADAPTIX as the surviving corporation (the “Merger”). Upon completion of the Merger, the separate corporate existence of Merger Sub ceased and ADAPTIX became a wholly-owned subsidiary of ARG.

The consideration paid by ARG in connection with the Merger, totaled approximately $160,000,000, paid in cash.

The accompanying unaudited pro forma combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The accompanying unaudited pro forma combined balance sheet as of September 30, 2011 gives effect to the Merger as if it had taken place on September 30, 2011. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010, reflect the Merger as if it had taken place on January 1, 2010. The estimated fair values of the assets acquired and liabilities assumed in Note 2 and the preliminary pro forma adjustments in Note 3, are based upon preliminary estimates and currently available information. Final acquisition method accounting adjustments may differ from the pro forma adjustments presented.

The pro forma adjustments include the application of the acquisition method of accounting under FASB ASC Topic 805, "Business Combinations" (“Topic 805”). Topic 805 requires, among other things, that identifiable assets acquired and liabilities assumed be recognized at their fair values as of the Acquisition Date. Under the acquisition method of accounting, the purchase consideration is allocated to the assets acquired, including tangible assets, patents and other identifiable intangible assets and liabilities assumed, based on their estimated fair market values on the date of acquisition. Any excess purchase price after the initial allocation to identifiable net tangible and identifiable intangible assets is assigned to goodwill. Amounts attributable to patents are amortized using the straight-line method over the estimated economic useful life of the underlying patents. Fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The historical consolidated financial data has been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s preliminary estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments.

2. Merger Consideration and Estimated Fair Value of Assets Acquired and Liabilities Assumed

The total consideration paid by ARG in connection with the Merger was approximately $160,000,000, paid in cash. Based on the total purchase consideration and the preliminary estimate of the assets acquired and the liabilities assumed by ARG as of the Acquisition Date, the preliminary purchase price allocation, which is subject to change based on the final analysis, is as follows (in thousands):

		Amortization Period	Annual Amortization
Assets Acquired and Liabilities Assumed:

Fair value of net tangible assets acquired	$10,000
Intangible assets acquired - patents	150,000	10 years	15,000
Goodwill	35,152
Deferred income tax liability	(35,152)	10 years	(3,515)

Total	$160,000

    Management is primarily responsible for determining the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed as of the Acquisition Date. Management is considering a number of factors, including reference to an independent analysis of estimated fair values solely for the purpose of allocating the purchase price, which is not yet complete. The preliminary estimates are subject to revision as more detailed analysis is completed and additional information on the fair values of the assets and liabilities acquired as of the Acquisition Date becomes available. Any change in the estimated fair value of the net assets acquired will change the amount of the acquisition price allocable to tangible and intangible assets acquired, and to goodwill, if any. Final acquisition method accounting adjustments may therefore differ materially from the proforma adjustments presented herein.

The Merger will be treated for tax purposes as a nontaxable transaction and, as such, the historical tax bases of the acquired assets and assumed liabilities, net operating losses, and other tax attributes of ADAPTIX will carryover. As a result, no new tax goodwill will be created in connection with the Merger as there is no step-up to fair value of the underlying tax bases of the acquired net assets. Acquisition accounting includes the establishment of a net deferred tax asset or liability resulting from book tax basis differences related to assets acquired and liabilities assumed on the date of acquisition. Acquisition date deferred tax assets primarily relate to certain net operating loss carryforwards of ADAPTIX. Acquisition date deferred tax liabilities related to specifically identified non-goodwill intangibles resulting from the acquisition. The estimated net deferred tax liability was determined as follows:

	Book Basis	Tax Basis	Difference

Intangible assets acquired - patents	$150,000	$—	$(150,000)
Estimated net operating loss carryforwards - ADAPTIX	—	49,565	49,565
Net deferred tax liability - pretax			(100,435)
Estimated tax rate			35%
Estimated net deferred tax liability			(35,152)

3. Adjustments to Unaudited Pro Forma Combined Balance Sheet

The following is a discussion of the adjustments made in connection with the preparation of the unaudited pro forma combined financial statements. Each of these adjustments is based on a preliminary assessment of currently available information, including preliminary estimates of the fair values of ADAPTIX's assets and liabilities and periodic amortization of such adjustments to the extent applicable, and other preliminary estimates. Actual adjustments will be made when the final estimate of the fair value of ADAPTIX's assets and liabilities on the Acquisition Date is determined. Accordingly, the actual adjustments to ADAPTIX’s assets and liabilities and the related amortization of such adjustments, and other estimates, may differ materially from the estimates reflected in the unaudited pro forma combined financial statements contained herein.

The accompanying unaudited pro forma combined balance sheet gives effect to the Merger as if it had taken place on September 30, 2011. The column entitled "ADAPTIX" on the unaudited pro forma combined balance sheet reflects the historical unaudited balance sheet of ADAPTIX as of September 30, 2011. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2011 and for the year ended December 31, 2010, reflect the Merger as if it had taken place on January 1, 2010. The columns entitled "ADAPTIX" on the unaudited pro forma combined statements of operations reflects the historical unaudited operating results of ADAPTIX for the applicable periods presented.

The unaudited pro forma combined statements also give effect to the following pro forma adjustments:

(A) The sources and uses of funds relating to the Merger were as follows (in thousands):

Amount

Sources of funds:
ADAPTIX cash on hand - Acquisition Date	$10,000

Uses of funds:
Cash consideration paid to shareholders of ADAPTIX	(160,000)

$(150,000)

(B) To reflect acquisition of ADAPTIX on a working capital neutral basis at closing, excluding the $10 million of cash on hand, pursuant to the terms of the Merger Agreement.

(B.1) All outstanding convertible notes payable prior to the closing of the Merger were converted to common stock of ADAPTIX, prior to the closing of the Merger, pursuant to the terms of the Merger Agreement. At closing, ARG acquired 100% of the outstanding common stock of ADAPTIX, as described above. As such, the convertible notes payable and accrued interest balance was not assumed in connection with the Merger, and are therefore excluded from the accompanying unaudited pro forma combined balance sheet.

(C) To reflect the preliminary estimated fair value of identifiable assets acquired and liabilities assumed. Patent assets and the related net deferred tax liability are amortized over the estimated economic useful lives of the underlying patents or patent groups, estimated at 10 years for purposes of the pro forma income statements included herein.

(C.1) To eliminate the equity of ADAPTIX in connection with the application of the acquisition method of accounting.

(D) To accrue and expense estimated acquisition costs, totaling $200,000, incurred by ARG in connection with the Merger.

(E) To reflect the estimated net deferred tax liability assumed as of the Acquisition Date, as described at Note 2 above.

4. Adjustments to Unaudited Pro Forma Combined Statements of Operations

(1) To reflect amortization of the patent assets acquired on a straight-line basis over the estimated economic useful life of the patents or groups of patents. The estimated weighted average useful life of amortizable patent related intangibles is approximately 10 years.

(2) To reflect estimated acquisition costs totaling $200,000 incurred by ARG in connection with the Merger, which are required to be expensed in the statement of operations.

(3) To exclude interest expense related to the convertible notes payable not assumed by ARG in connection with the Merger pursuant to the terms of the Merger Agreement. All convertible notes payable outstanding prior to the closing of the Merger were converted to common stock of ADAPTIX, prior to the closing of the Merger. At closing, ARG acquired 100% of the outstanding common stock of ADAPTIX, as described above. As such, the interest expense related to the convertible notes payable has been excluded from the accompanying unaudited pro forma combined statements of operations for the periods presented.

(4) In March 2011, Acacia completed a public offering of 5,750,000 shares of common stock. The public offering price was $31.50 per share, and the net proceeds to the Company totaled approximately $175,232,000, after deducting underwriting discounts and related offering expenses. Acacia retained broad discretion over the use of the net proceeds from the sale of common stock, including use for operations, and other general corporate purposes, including, but not limited to, working capital, strategic acquisitions and other transactions. The denominator in computing pro forma EPS includes only those common shares whose proceeds comprise the $160,000,000 in cash consideration paid in connection with the Merger on a pro forma basis, computed as follows (amounts in thousands, except share and per share amounts):

	Amounts

March 2011 offering net proceeds	$175,232	(A)
Total common shares issued	5,750,000	(B)
Net proceeds per share	$30.48	(A) / (B) = (C)
Cash consideration paid to shareholders of ADAPTIX	$160,000	(D)
Total common shares included in denominator in computing pro forma EPS	5,250,000	(D) / (C)

(5) To record the periodic amortization of the net deferred tax liability resulting from the application of the acquisition method of accounting as described at Note 2 above.

5. Adjustments Not Reflected in the Accompanying Unaudited Pro Forma Statements of Operations

Release of Acacia Valuation Allowance. The net deferred tax liability resulting from the acquisition created an additional source of income to utilize against Acacia's existing consolidated deferred tax assets. Under the acquisition method of accounting, the impact on the acquiring company's deferred tax assets is recorded outside of acquisition accounting. Accordingly, the valuation allowance on Acacia's deferred tax assets will be released and result in an estimated financial statement income tax benefit of approximately $11.0 million to be recorded in the statement of operations for the three month period ending March 31, 2012, with the offsetting adjustment reflected in shareholders' equity.

The unaudited pro forma combined statements of operations for the periods presented herein have been adjusted to give effect to pro forma events that are expected to have a continuing impact on the combined results. As such, the estimated income tax benefit related to the estimated release of valuation allowance expected to be reflected in the statement of operations for the first quarter of 2012 is not reflected in the accompanying unaudited pro forma combined statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010.